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                                                                    Exhibit 5(a)

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[LOGO OF THE TRAVELERS INSURANCE COMPANY]                                                  Deferred Variable Annuity Application
The Travelers Insurance Company
The Travelers Life and Annuity Company
One Cityplace . Hartford, CT 06103-3415

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Owner Information
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Name                                                                    SS#

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Street Address                                                          Sex [ ] Male       Date of Birth

                                                                            [ ] Female
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City, State, Zip                                                        U.S. Citizen  [ ] Y  [ ] N

                                                                        If no, please indicate country of citizenship
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Beneficiary Information If no boxes are checked, the default will be primary beneficiaries. Unless otherwise indicated, proceeds will be divided equally. Use special request section to provide additional beneficiaries or beneficiary information. Unless otherwise indicated, if any of the beneficiaries predecease the Owner and/or Annuitant, payment due to multiple beneficiaries shall be paid in equal shares to the surviving beneficiaries.
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Full Name (First, M.I., Last)                                        SSN/TIN         Relationship to Owner          % to Receive
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                                                Primary

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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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Maturity Date: ____/____/_____.
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Type of Plan (Please check only one)                                  Initial Purchase Payment
[ ] IRA Rollover      [ ] Pension/Profit Sharing
[ ] TSA ERISA         [ ] 457 Def Comp Plan                           $__________________________
[ ] TSA               [ ] Other_____________                          Minimum Payment Requirement                 $20,000
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Replacement Information

Do you have any existing life insurance policies or annuity contracts? [ ] Yes  [ ] No

If yes, please provide details:

Insurance Company Name: _____________________________  Contract Number: ______________________

Will the purchase of this annuity result in the replacement of any existing life insurance policy or annuity contract in this or
any other company?                                                     [ ] Yes  [ ] No

If yes, provide information below:

Insurance Company Name: _____________________________  Contract Number: ______________________

Use the Special Requests section to provide additional insurance companies and contract numbers.  Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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L-19066APP                                              *L22213*                             Order # L-22213  1 of 4; Rev. 5-05
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NOTE: Effective July 1, 2004, applicants age 60 or older purchasing a contract in California must also submit form L-24021.
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Investment Options (total must equal 100%)
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Name                                                Code   Pct    Name                                              Code    Pct
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AIM Capital Appreciation Portfolio                   KC       %   Pioneer Fund Portfolio                             UP        %
American Funds Global Growth Fund - Class 2 Shares   IL       %   Pioneer Mid Cap Value Portfolio                    FW        %
American Funds Growth Fund - Class 2 Shares          IG       %   Pioneer Strategic Income Portfolio                 HP        %
American Funds Growth-Income Fund - Class 2 Shares   II       %   Putnam VT Small Cap Value Fund - Class IB Shares   OP        %
Capital Appreciation Fund (Janus)                    US       %   Salomon Brothers Variable All Cap Fund - Class I   AD        %
Citistreet Diversified Bond Fund - Class I           OB       %   Salomon Brothers Variable Investors Fund -         C2        %
                                                                  Class I
Citistreet International Stock Fund - Class I        OI       %   SB Adjustable Rate Income Portfolio                BI        %
Citistreet Large Company Stock Fund - Class I        OC       %   Smith Barney Aggressive Growth Portfolio           SG        %
Citistreet Small Company Stock Fund - Class I        OE       %   Smith Barney Appreciation Portfolio                1N        %
Delaware VIP REIT Series                             AQ       %   Smith Barney High Income Portfolio                 HH        %
Delaware VIP Small Cap Value Series                  AP       %   Smith Barney Large Cap Growth Portfolio            AB        %
Dreyfus VIF Appreciation Portfolio                   DP       %   Smith Barney Small Cap Growth Opportunities        C9        %
                                                                  Portfolio
Dreyfus VIF Developing Leaders Portfolio             DS       %   Social Awareness Stock Portfolio (Smith Barney)    SA        %
Equity Income Portfolio (Fidelity)                   4F       %   Strategic Equity Portfolio (Fidelity)              HA        %
Equity Index Portfolio - Class II                    GF       %   Style Focus Series: Small Cap Growth Portfolio     FY        %
Fidelity VIP Contrafund(R)Portfolio-Service Class 2  FT       %   Style Focus Series: Small Cap Value Portfolio      F0        %
Fidelity VIP Mid Cap Portfolio - Service Class 2     D1       %   Templeton Developing Markets Securities Fund -     VQ        %
                                                                  Class 2
Franklin Mutual Shares Securities Fund - Class 2     R2       %   Templeton Foreign Securities Fund - Class 2        VG        %
Janus Aspen Series Mid Cap Growth Portfolio -        JA       %   Templeton Growth Securities Fund - Class 2         Q2        %
Service Shares
Large Cap Portfolio (Fidelity)                       4G       %   Travelers Convertible Securities Portfolio         AF        %
Lazard Retirement Small Cap Portfolio                RS       %   Travelers Disciplined Mid Cap Stock Portfolio      1M        %
Lord Abbett Growth & Income Portfolio                FK       %   Travelers High Yield Bond Trust                    UB        %
Lord Abbett Mid Cap Value Portfolio                  FL       %   Travelers Managed Assets Trust                     UA        %
Mercury Large Cap Core Portfolio                     DR       %   Travelers Money Market Portfolio                   1K        %
MFS Mid Cap Growth Portfolio                         DQ       %   Travelers Quality Bond Portfolio                   4W        %
MFS Total Return Portfolio                           HT       %   Travelers U.S. Government Securities Portfolio     GV        %
MFS Value Portfolio                                  BD       %   Van Kampen LIT Comstock Portfolio - Class II       NJ        %
                                                                  Shares
Mondrian International Stock Portfolio               4C       %   Fixed Account (where approved)                               %
Oppenheimer Main Street Fund/VA - Service Shares     H2       %                                                                %
PIMCO Real Return Portfolio - Adm Class              PR       %                                                                %
PIMCO Total Return Portfolio                         PM       %                                                                %
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                                                                                                                TOTAL       100%
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L-19066APP                                              *L22213*                             Order # L-22213  2 of 4; Rev. 5-05
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Death Benefit Selection (Beneficiary Protection)
Please select one of the following options for the variable annuity product you are purchasing.
If no option is checked, you will receive the Standard Death Benefit.
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[ ] Standard Death Benefit
[ ] Optional Death Benefit and Credit Endorsement
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Special Programs
This option is available at NO additional cost. If checked, please attach appropriate form.
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[ ] Dollar Cost Averaging
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Special Requests


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Disclosure & Acknowledgment
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NOTICE OF INSURANCE FRAUD: The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to and read the fraud warning statement for your state as indicated below. Your signature(s) below confirms that you have read the applicable warning for your state.

Alaska, Arizona, Arkansas, Delaware, Idaho, Indiana, Kentucky, Louisiana, Maine, Minnesota, New Jersey, New Mexico, Ohio,
Oklahoma, Tennessee, Texas, Virginia, Washington D.C., West Virginia, and all states not listed below. WARNING: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to criminal and civil penalties, including imprisonment, fines and denial of insurance benefits.

California: For your protection California law requires the following to appear on this form: Any person who knowingly presents a false or fraudulent claim for payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

New Hampshire: Any person who, with a purpose to injure, defraud or deceive any insurance company, files a statement of claim containing any false, incomplete or misleading information is subject to prosecution and punishment for insurance fraud, as provided in RSA 638:20.

New York: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Puerto Rico: Any person who, knowingly and with the intent to defraud, presents false information in an insurance request form, or who presents, helps or has presented a fraudulent claim for the payment of a loss or other benefit, or presents more than one claim for the same damage or loss, will incur a felony, and upon conviction will be penalized for each violation with a fine no less than five thousand (5,000) dollars nor more than ten thousand (10,000) dollars, or imprisonment for a fixed term of three
(3) years, or both penalties. If aggravated circumstances prevail, the fixed established imprisonment may be increased to a maximum of five (5) years; if attenuating circumstances prevail, it may be reduced to a minimum of two (2) years.
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L-19066APP                                              *L22213*                             Order # L-22213  3 of 4; Rev. 5-05
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I/We understand the contract will take effect when the first purchase payment is received and the application is approved in the
Home Office of the Company. I understand that annuity payments and termination values provided by this contract are variable and are not guaranteed as to a fixed dollar amount. No representative is authorized to make changes to the contract or application.

I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Owner's Signature           City, State Where Signed   (REQUIRED)    Date

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Representative Use Only
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I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes  [ ] no
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Representative's Name (Please print)            Date

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Representative's Signature                      SS#

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Phone #                     Fax #               License # (Florida Only)

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Broker/Dealer

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For Citistreet Use Only (Circle one)            Select One: [ ] A  [ ] B   [ ] C

C / E / G / H
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L-19066APP                                              *L22213*                             Order # L-22213  4 of 4; Rev. 5-05
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